EXHIBIT 5

                [LETTERHEAD OF MORGAN, LEWIS, & BOCKIUS, L.L.P.]

                                                          November 1, 1996

Coach USA, Inc.
One Riverway, Suite 600
Houston, Texas 77056-1903

     Re:  Issuance of Shares Pursuant to
          REGISTRATION STATEMENT ON FORM S-1

Ladies and Gentlemen:

        We have acted as counsel to Coach USA, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), of a Registration Statement on Form S-1 (the "Registration Statement") relating to the public offering of an aggregate of 3,565,000 shares (465,000 of which shares are subject to an over-allotment option) (the "Shares") of the Company's Common Stock, par value $.01 per share. Included in the Shares are an aggregate of 1,527,277 shares to be sold by certain selling stockholders (427,277 of which shares are subject to an over-allotment option).

        In so acting, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the Amended and Restated Certificate of Incorporation of the Company, the By-Laws of the Company and such other documents, records, certificates and other instruments as in our judgment are necessary or appropriate for purposes of this opinion.

        Based on the foregoing, we are of the opinion that the Shares have been duly authorized by the Company and, when issued and paid for as contemplated by the Registration Statement, will be duly and validly issued and fully paid and non-assessable.

        We render this opinion as members of the Bar of the State of New York and express no opinion as to any law other than the General Corporation Law of the State of Delaware.

Coach USA, Inc.
November 1, 1996
Page 2

        We consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Registration Statement. In giving this consent, we do not admit that we are acting within the category of persons whose consent is required under Section 7 of the Act.

                                                Very truly yours,

                                            /s/ Morgan, Lewis & Bockius LLP